Aebi Schmidt Holding AG Lindbergh-Allee 1 | CH-8152 Glattpark
EXHIBIT 10.16

Barend Fruithof [Redacted]	Glattpark, 4 December 2025

Subject: compensation adjustment and targets 2026

Dear Barend,

As discussed and formally approved during the recent Board of Directors meeting on December 2nd, we are pleased to inform your salary adjustment, effective as of January 1st, 2026.

Your new total annual compensation will be CHF 2’100’000, divided into the following components:

Base salary:     CHF 1’000’000
Cash bonus:     CHF 600’000
Equity bonus:     CHF 500’000

Additionally, your cash bonus targets for 2026 are defined as follows:

Adjusted EBITDA < USD 160m = no bonus payment
Adjusted EBITDA > USD 160m = CHF 300’000
Adjusted EBITDA > USD 180m = CHF 600’000
Adjusted EBITDA > USD 200m = CHF 800’000
Adjusted EBITDA > USD 220m = CHF 1’000’000 (cap)

We sincerely appreciate your continued dedication and commitment to the success of our company.

Best regards,

/s/ Andreas Rickenbacher Andreas Rickenbacher Chairman HR Committee	/s/ Thomas Schenkirsch Thomas Schenkirsch Chief Group Services